Non-Employee Directors
EXHIBIT 10.2
1999 AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
STOCK INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
          THIS AGREEMENT (the “Agreement”), is made effective as of {INSERT DATE} (the “Date of Grant”), between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and {INSERT NAME} (the “Participant”):
          RECITALS:
          A. The Company has adopted the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan (the “Plan”). The Plan is incorporated in and made a part of this Agreement. Capitalized terms that are not defined in this Agreement have the same meanings as in the Plan; and
          B. The Board of Directors and the Compensation Committee of the Board determined that it is in the best interests of the Company and its stockholders to grant the Award provided for in this Agreement to the Participant, pursuant to the Plan and the terms of this Agreement.
          The parties agree as follows:
          1. Grant of the Award. The Company grants to the Participant, on the terms and conditions set forth in this Agreement, a restricted stock unit award covering an aggregate of {INSERT NUMBER} Shares, subject to adjustment as set forth in the Plan (the “Award”).
          2. Vesting of the Award.
          (a) Vesting Schedule. Subject to Section 2(b) and Section 2(c), the Award shall vest as follows on the following dates (each, a “Vesting Date”):

Vesting Date*	Total Vested Shares**
Twelve months following the Date of Grant	1/3
Twenty-four months following the Date of Grant	2/3
Thirty-six months following the Date of Grant	3/3

*	If the Vesting Date is later than the annual meeting of stockholders in the same calendar year, then the date of the annual meeting is the Vesting Date

**	Whole Shares only; fractional Shares, if any, are vested on the subsequent Vesting Date.

          (b) Earlier Vesting. To the extent not already vested, the Award shall vest in full upon the death or Disability of the Participant or the occurrence of a Change in Control. “Disability” means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
          (c) Forfeiture. Except as otherwise stated in Section 2(b), if the Participant’s service as a member of the Board ceases for any reason, to the extent not already vested, the Award shall be forfeited and canceled without consideration.
          3. Payment of the Award.
          (a) Normal Payment. Subject to Section 3(b), during the first calendar month following each date, if any, on which the Award vests in accordance with Section 2 (each, a “Payment Date”), the Participant shall have the right to receive from the Company the number of Shares with respect to which the Award vests on that Payment Date.
          (b) Deferred Payment Date. If the Participant so elects on the Date of Grant, then the Participant shall have the right to receive from the Company, within 90 days after the Deferred Payment Date (as defined below), the number of Shares with respect to which the Award is vested on that date. “Deferred Payment Date” shall mean the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code).
          (c) Payment of Dividends. During each calendar quarter commencing on or before the Payment Date (or, if the Participant elects deferred payment in accordance with Section 3(b), the Deferred Payment Date), the Company will pay the Participant an amount equal to the aggregate dividend, if any, payable during the preceding calendar quarter on the number of Shares covered by the Award, to the extent not already forfeited in accordance with Section 2.
          4. No Voting Rights. Prior to payment of the Award in accordance with Section 3, the Participant shall not have the right to vote with respect to the Shares covered by the Award.
          5. No Right to Continued Service as a Director. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained as a member of the Board.
          6. Transferability. Except as otherwise provided in the Plan, the Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution. Except for the designation of the Participant’s beneficiary, the purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of the Award shall be void and unenforceable against the Company or any Affiliate. No permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Company has been furnished with written notice of the transfer and a copy of the evidence that the Company deems necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award.
          7. Withholding. Except as provided in the following sentence, the Company shall have the right to withhold withholding taxes, and shall withhold Shares from the Shares otherwise issuable or transferable under the Award, to satisfy tax withholding obligations with respect to the Award, its vesting or any payment or transfer under the Award or the Plan. The Participant may also satisfy (or may be required by the Company to satisfy) all or part of any withholding obligation with respect to the Award or the Plan by remitting the required withholding taxes to the Company, in accordance with the rules and procedures established by the Committee from time to time. The Company shall have the right to take any other action that may be necessary in the opinion of the Company to satisfy all obligations for the payment of withholding taxes with respect to the Award or the Plan.
          8. Securities Laws. In connection with the grant, vesting or payment of the Award, the Participant will make or enter into any written representations, warranties and agreements that the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          9. Notices. Notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.
          10. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.
          11. Award Subject to Plan. The Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are incorporated in this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the terms and provisions of the Plan will govern and prevail.
          12. Section 409A. The Award is intended to satisfy the requirements of Section 409A of the Code with respect to amounts subject thereto and shall be interpreted and construed in a manner consistent with that intent. If any provision of this Agreement or the Plan causes the Award not to satisfy the requirements of Section 409A of the Code, or could otherwise cause the Participant to recognize income or be subject to the interest and penalties under Section 409A of the Code, then the provision shall have no effect or, to the extent practicable, the Company may modify the provision to maintain the original intent without violating the requirements of Section 409A of the Code.

          13. Signature in Counterparts. This Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.

By:

Name:
Title:
Agreed and acknowledged
as of the Date of Grant:

{Insert Participant Name}

(initials)	I, {Insert Name}, the Participant named above, wish to defer the payment of the Award, in accordance with and subject to the terms of Section 3(b) of this Agreement, until the date of my separation from service, and do hereby so elect.

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